Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)
Form S-8 (No. 333-252221) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Petco Health and Wellness Company, Inc.,
2)
Form S-8 (No. 333-274312) pertaining to the 2021 Equity Incentive Plan of Petco Health and Wellness Company, Inc.,
3)
Form S-8 (No. 333-279745) pertaining to the Inducement Stock Option Awards and Inducement Restricted Stock Unit Award of Petco Health and Wellness Company, Inc., and
4)
Form S-8 (Nos. 333-281107 and 333-285606) pertaining to the Inducement Restricted Stock Unit Award, Inducement Performance Stock Unit Award, and Inducement Nonqualified Stock Option Award of Petco Health and Wellness Company, Inc.

of our reports dated March 31, 2025, with respect to the consolidated financial statements of Petco Health and Wellness Company, Inc., and the effectiveness of internal control over financial reporting of Petco Health and Wellness Company, Inc., included in this Annual Report (Form 10-K) for the year ended February 1, 2025.

/s/ Ernst & Young LLP

San Diego, California

March 31, 2025